 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-273745
Prospectus Supplement
(To Prospectus dated August 4, 2023)
Gilead Sciences, Inc.
$3,000,000,000
$500,000,000 4.250% Senior Notes due 2028
$1,000,000,000 4.400% Senior Notes due 2029
$1,000,000,000 4.600% Senior Notes due 2031
$500,000,000 4.900% Senior Notes due 2034
We are offering $500,000,000 aggregate principal amount of 4.250% senior notes due 2028 (the “2028 notes”), $1,000,000,000 aggregate principal amount of 4.400% senior notes due 2029 (the “2029 notes”), $1,000,000,000 aggregate principal amount of 4.600% senior notes due 2031 (the “2031 notes”) and $500,000,000 aggregate principal amount of 4.900% senior notes due 2034 (the “2034 notes” and, together with the 2028 notes, the 2029 notes and the 2031 notes, the “notes”). We will pay interest on the notes on May 20 and November 20 of each year, commencing, in each case, on November 20, 2026. The 2028 notes will mature on May 20, 2028, the 2029 notes will mature on May 20, 2029, the 2031 notes will mature on May 20, 2031, and the 2034 notes will mature on May 20, 2034.
We may redeem some or all of the notes at any time and from time to time at the applicable redemption price as further described under the heading “Description of the Notes — Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of the Notes — Change of Control” occurs, we will be required to offer to purchase the notes from the holders.
The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured obligations from time to time outstanding. The notes will not be listed on any securities exchange. There currently are no public markets for the notes.
See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about certain risks you should consider before investing in the notes.
	Public Offering Price(1)	Underwriting Discount(2)	Proceeds(1)
Per 2028 note	99.958%	0.200%	99.758%
Total	$499,790,000	$1,000,000	$498,790,000
Per 2029 note	99.981%	0.250%	99.731%
Total	$999,810,000	$2,500,000	$997,310,000
Per 2031 note	99.996%	0.350%	99.646%
Total	$999,960,000	$3,500,000	$996,460,000
Per 2034 note	99.987%	0.420%	99.567%
Total	$499,935,000	$2,100,000	$497,835,000

(1)
Before expenses and plus accrued interest, if any, from May 20, 2026, if settlement occurs after that date.

(2)
See “Underwriting” for a description of the compensation payable to the underwriters.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be delivered in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about May 20, 2026.
Joint Book-Running Managers
Barclays	BofA Securities	Citigroup
Goldman Sachs & Co. LLC	HSBC	J.P. Morgan
Mizuho	Morgan Stanley	RBC Capital Markets
SOCIETE GENERALE	TD Securities	US Bancorp	Wells Fargo Securities
Co-Managers
Blaylock Van, LLC	CastleOak Securities, L.P.
Independence Point Securities	Ramirez & Co., Inc.	Siebert Williams Shank
May 14, 2026

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration statement, we may offer from time to time (i) debt securities, (ii) common stock, (iii) preferred stock, (iv) depositary receipts, representing fractional shares of our preferred stock, (v) warrants to purchase debt securities, preferred stock or common stock, (vi) subscription rights to purchase debt securities, preferred stock or common stock, (vii) stock purchase contracts obligating holders to purchase from or sell to us common stock or preferred stock at a future date or dates and (viii) stock purchase units. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and any free writing prospectus we have filed with the SEC relating to this offering before investing in the notes. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that we have previously filed with the SEC and is incorporated into this prospectus supplement by reference, on the other hand, the information in this prospectus supplement shall control. Neither we nor the underwriters have authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have filed with the SEC relating to this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus we have filed with the SEC relating to this offering is accurate only as of those documents’ respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, except as otherwise indicated, “Gilead,” the “Company,” “we,” “our,” and “us” and similar terms refer to Gilead Sciences, Inc. and its consolidated subsidiaries.
It is expected that delivery of the notes will be made against payment therefor on or about May 20, 2026, which is the fourth business day following the date of the pricing of the notes (“T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on or after the date of pricing but prior to the closing date may be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. These reports, proxy statements and other information can also be read on our internet site at http://gilead.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 24, 2026);

•
Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 20, 2026);

•
Quarterly Report on Form 10-Q (filed with the SEC on May 7, 2026); and

•
Current Reports on Form 8-K (filed with the SEC on February 23, 2026 and April 28, 2026 (except for information furnished in Item 7.01 and Exhibit 99.1 therein), and May 4, 2026).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide without charge upon written or oral request to each person to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than exhibits to those documents, unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus). Such requests should be directed to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404, Telephone: (650) 574-3000.

SUMMARY
This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed in “Risk Factors” and in the incorporated documents.
OUR COMPANY
We are a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. We are committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19 and cancer. We operate in more than 35 countries worldwide, with headquarters in Foster City, California.
Our portfolio of marketed products includes AmBisome®, Atripla®, Biktarvy®, Cayston®, Complera®, Descovy®, Descovy for PrEP®, Emtriva®, Epclusa®, Eviplera®, Genvoya®, Harvoni®, Hepcludex®, Hepsera®, Jyseleca®, Letairis®, Livdelzi®/Lyvdelzi®, Odefsey®, Sovaldi®, Stribild®, Sunlenca®, Tecartus®, Trodelvy®, Truvada®, Truvada for PrEP®, Tybost®, Veklury®, Vemlidy®, Viread®, Vosevi®, Yescarta®, Yeztugo®/ Yeytuo® and Zydelig®. The approval status of Hepcludex and Jyseleca vary worldwide, and Hepcludex and Jyseleca are not approved in the U.S. We also sell and distribute authorized generic versions of Epclusa and Harvoni in the U.S. through our separate subsidiary, Asegua Therapeutics LLC. In addition, we sell and distribute certain products through our corporate partners under collaborative agreements.
Our principal executive offices are located at 333 Lakeside Drive, Foster City, California 94404. The telephone number of our principal executive offices is (650) 574-3000.

THE OFFERING
Issuer
Gilead Sciences, Inc., a Delaware corporation.
Securities offered
$500,000,000 aggregate principal amount of 4.250% senior notes due 2028.
$1,000,000,000 aggregate principal amount of 4.400% senior notes due 2029.
$1,000,000,000 aggregate principal amount of 4.600% senior notes due 2031.
$500,000,000 aggregate principal amount of 4.900% senior notes due 2034.
Maturity
The 2028 notes will mature on May 20, 2028.
The 2029 notes will mature on May 20, 2029.
The 2031 notes will mature on May 20, 2031.
The 2034 notes will mature on May 20, 2034.
Interest payment dates
We will pay interest on the notes on May 20 and November 20 of each year, commencing, in each case, on November 20, 2026.
Interest on each series of the notes will accrue from May 20, 2026.
Interest rate
The 2028 notes will bear interest at 4.250% per year, the 2029 notes will bear interest at 4.400% per year, the 2031 notes will bear interest at 4.600% per year and the 2034 notes will bear interest at 4.900% per year.
Optional redemption
The notes will be redeemable at any time and from time to time prior to the applicable Par Call Date, in whole or in part and at our option, at a redemption price described herein under the heading “Description of the Notes — Optional Redemption.”
On or after the applicable Par Call Date, we may redeem the notes at any time, in whole or in part and at our option, at a redemption price equal to 100% of the principal amount of such notes. We will pay accrued interest on the notes redeemed to, but not including, the redemption date. See “Description of the Notes — Optional Redemption.”
Change of control offer
If we experience a “Change of Control Triggering Event” (as defined in “Description of the Notes — Change of Control”), we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Change of Control.”
Certain covenants
The indenture governing the notes contains certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries. See “Description of the Notes — Certain Covenants.”
Event of default
An “Event of Default” under the indenture in respect of the notes of a particular series is:
•
default for 30 days in payment of interest on the notes of such series;

•
default in payment of principal or any premium on the notes of such series;

•
failure by us for 90 days after notice to us to comply with any of our other agreements in the applicable indenture for the benefit of holders of the notes of such series; and

•
certain events of bankruptcy, insolvency or reorganization.

See “Description of the Notes — Events of Default.”

Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured obligations, including all of our other unsubordinated securities issued under the indenture governing the notes, from time to time outstanding. The indenture governing the notes provides for the issuance by us from time to time of senior unsecured indebtedness in an unlimited amount. See “Description of the Notes — Ranking.”
Form and denomination
The notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC eligibility
The notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Notes — Book-Entry; Delivery and Form of Notes.”
Use of proceeds
We estimate that the net proceeds from this offering, after deducting underwriters’ discounts and estimated offering expenses payable by us, will be approximately $2.99 billion. We intend to use the net proceeds from this offering for general corporate purposes, which may include funding for acquisitions, investments, strategic transactions or other business opportunities.
Risk factors
You should carefully read and consider the information set forth in the section entitled “Risk Factors” of this prospectus supplement and the risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, incorporated herein by reference, before investing in the notes.
No listing of the notes
We do not intend to apply to list any series of the notes on any securities exchange or to have any series of the notes quoted on any automated quotation system.
Re-opening of the notes
We may from time to time, without the consent of the holders of such series of notes, create and issue further notes of such series having the same terms and conditions in all respects as the notes of such series being offered hereby, except for the issue date, the public offering price and, in some cases, the date of the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the applicable series of the notes being offered hereby.
Governing law
The notes and the indenture governing the notes will be governed by and construed in accordance with the laws of the State of New York.
Trustee, registrar and paying agent
Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, registrar and paying agent.

RISK FACTORS
Investing in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. In addition, you should carefully consider, among other things, the matters discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and in other documents that we subsequently file with the SEC and incorporate by reference into this prospectus supplement. The risks and uncertainties described below or in the documents incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become material factors that affect us. If any of the following risks or those incorporated by reference herein occurs or intensifies, our business, financial condition or results of operations could be materially and adversely affected. If this were to happen, the value of the notes could decline significantly, and you may lose some or all of your investment. In connection with the forward-looking statements in this prospectus supplement, you should also carefully review the cautionary statements under the heading “Forward-Looking Statements.”
Risks Related to this Offering and the Notes
The notes are obligations exclusively of Gilead Sciences, Inc. and not of its subsidiaries, and payment to holders of the notes will be structurally subordinated to the claims of its subsidiaries’ creditors.
The notes are obligations exclusively of Gilead Sciences, Inc., and are not guaranteed by any of its subsidiaries. As a result, Gilead Sciences, Inc.’s debt is “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of its subsidiaries. Gilead Sciences, Inc.’s rights, and hence the rights of its creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that Gilead Sciences, Inc.’s claims as a creditor of such subsidiary may be recognized. The indenture governing the notes does not restrict Gilead Sciences, Inc.’s or its subsidiaries’ ability to incur unsecured indebtedness, to pay dividends or make distributions on, or redeem or repurchase equity securities, or to engage in highly leveraged transactions that would increase the level of their indebtedness. As of March 31, 2026, Gilead Sciences, Inc.’s subsidiaries had approximately $3.7 billion of outstanding indebtedness and other obligations (excluding intercompany liabilities and deferred tax liabilities), which consists primarily of accounts payable and accrued liabilities.
The notes will be effectively junior to secured indebtedness that we may issue in the future.
The notes are unsecured. As of the date hereof, we had no secured debt outstanding. Holders of our secured debt that we may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes will be effectively junior to any secured debt that we may issue in the future.
We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.
As described under the heading “Description of the Notes — Change of Control,” we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange financing on acceptable terms.
Redemption may adversely affect your return on the notes.
The notes are redeemable at our option at any time, and therefore we may choose to redeem such notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption of such notes in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.
There are limited covenants in the indenture governing the notes and the terms of the notes do not prohibit us from taking other action that could negatively impact holders of the notes.
We are not restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness or issuing preferred equity. Moreover, the indenture does not contain any covenants or other provisions designed to protect holders in the event of a reduction in our creditworthiness. The terms of the indenture limit our ability to create, grant or incur liens or enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “Description of the Notes — Certain Covenants.” In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or capital stock or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.
Our financial performance and other factors could adversely impact our ability to make payments on the notes.
Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which in turn are subject to prevailing economic conditions and to financial, business and other factors beyond our control.
There are no public markets for the notes.
The notes are new issues of securities for which there currently are no trading markets. As a result, we can give no assurances that any markets will develop for the notes or that you will be able to sell the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering prices. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition and performance, as well as other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively.
Our credit ratings may not reflect all risks of your investment in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. An agency’s rating should be evaluated independently of any other agency’s rating.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. Words such as “ambition,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “hope,” “intend,” “may,” “might,” “outlook,” “plan,” “priority,” “project,” “seek,” “should,” “target” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements other than statements of historical fact are forward-looking statements, including statements regarding overall trends, operating cost, product sales and revenue trends, liquidity and capital needs, plans and expectations with respect to products, product candidates, corporate strategy, business and operations, financial projections, strategic investments and the use of capital, expectations regarding the impact of the Inflation Reduction Act and the One Big Beautiful Bill Act, changes in U.S. regulatory policies, changes in U.S. trade policies, including tariffs, and U.S. government shutdowns, collaboration and licensing arrangements, patent protection and estimated loss of exclusivity for our products and product candidates, ongoing litigation and investigation matters and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions. We have based these forward-looking statements on our current expectations about future events. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Our actual results or outcomes may differ materially from those suggested by these forward-looking statements for various reasons, including those identified below under the heading “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (as such risk factors may be updated from time to time in our public filings). Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this prospectus supplement are made only as of the date hereof unless otherwise specified. Except as required under federal securities laws and the rules and regulations of the SEC, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriters’ discounts and estimated offering expenses payable by us, will be approximately $2.99 billion. We intend to use the net proceeds from this offering for general corporate purposes, which may include funding for acquisitions, investments, strategic transactions or other business opportunities.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2026 and our cash and cash equivalents and our capitalization as adjusted to give effect to this offering and the borrowings under our Term Loan Facility (as defined in footnote (1) below), with net proceeds from the offering reflected as cash to the balance sheet. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is incorporated by reference into this prospectus supplement.
	As of March 31, 2026
(in millions)	Actual	As Adjusted
Cash, cash equivalents and marketable debt securities	$8,625	$12,709
Short-term debt:
Term Loan Facility(1)	—	1,099
Long-term debt:
2.95% Senior Unsecured Notes due March 2027	1,249	1,249
1.20% Senior Unsecured Notes due October 2027	749	749
4.80% Senior Unsecured Notes due November 2029	747	747
1.65% Senior Unsecured Notes due October 2030	996	996
5.25% Senior Unsecured Notes due October 2033	994	994
5.10% Senior Unsecured Notes due June 2035	992	992
4.60% Senior Unsecured Notes due September 2035	994	994
4.00% Senior Unsecured Notes due September 2036	744	744
2.60% Senior Unsecured Notes due October 2040	990	990
5.65% Senior Unsecured Notes due December 2041	997	997
4.80% Senior Unsecured Notes due April 2044	1,738	1,738
4.50% Senior Unsecured Notes due February 2045	1,736	1,736
4.75% Senior Unsecured Notes due March 2046	2,225	2,225
4.15% Senior Unsecured Notes due March 2047	1,731	1,731
2.80% Senior Unsecured Notes due October 2050	1,480	1,480
5.55% Senior Unsecured Notes due October 2053	989	989
5.50% Senior Unsecured Notes due November 2054	989	989
5.60% Senior Unsecured Notes due November 2064	739	739
4.250% Senior Unsecured Notes due May 2028 offered hereby	—	498
4.400% Senior Unsecured Notes due May 2029 offered hereby	—	996
4.600% Senior Unsecured Notes due May 2031 offered hereby	—	995
4.900% Senior Unsecured Notes due May 2034 offered hereby	—	497
Total senior unsecured notes	21,080	24,066
Liability related to future royalties	1,094	1,094
Total long-term debt	22,174	25,160
Total debt	22,174	26,258
Total stockholders’ equity	$23,431	$23,431
Total capitalization	$45,605	$49,689

(1)
In April 2026, we entered into a term loan facility credit agreement (the “Term Loan Facility”) with a group of institutional lenders to provide for a one-year senior unsecured term loan facility in an aggregate principal amount of $4.7 billion. The amount of borrowings outstanding under the Term Loan Facility shown in the table above is based on the $1.1 billion of borrowings drawn prior to the closing of this offering.

DESCRIPTION OF THE NOTES
The following description of the particular terms of the notes offered by this prospectus supplement adds information to the description of the general terms and provisions of debt securities under the heading “Description of Debt Securities” in the accompanying prospectus. As used under the heading “Summary — The Offering” and under this heading, “Description of the Notes,” all references to “we,” “us,” “our,” “Gilead” and the “Company” refer solely to Gilead Sciences, Inc. and not its subsidiaries. The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes, including definitions therein of certain terms.
General
We will issue $500,000,000 in initial aggregate principal amount of 4.250% Senior Notes due 2028 (the “2028 notes”), $1,000,000,000 in initial aggregate principal amount of 4.400% Senior Notes due 2029 (the “2029 notes”), $1,000,000,000 in initial aggregate principal amount of 4.600% Senior Notes due 2031 (the “2031 notes”) and $500,000,000 in initial aggregate principal amount of 4.900% Senior Notes due 2034 (the “2034 notes” and, together with the 2028 notes, the 2029 notes, and the 2031 notes, the “notes”).
Each series of the notes will be issued as separate series of debt securities pursuant to an indenture, dated as of March 30, 2011, between us and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee for the notes. We will issue each series of notes under a supplement to such indenture to be dated as of the closing date of this offering, setting forth the specific terms applicable to the notes. The 2028 notes will mature on May 20, 2028, the 2029 notes will mature on May 20, 2029, the 2031 notes will mature on May 20, 2031 and the 2034 notes will mature on May 20, 2034. We will issue the notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes
The 2028 notes will bear interest at an annual rate of 4.250%, the 2029 notes will bear interest at an annual rate of 4.400%, the 2031 notes will bear interest at an annual rate of 4.600% and the 2034 notes will bear interest at an annual rate of 4.900%. Each series of the notes will accrue interest from May 20, 2026, or from the most recent date to which interest has been paid (or provided for) to but not including the next date upon which interest is required to be paid. If any interest payment date, maturity date or redemption date for the notes is not a business day, the required payment will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be. Commencing on November 20, 2026, interest on each series of notes will be payable semiannually in arrears at the applicable annual rate on May 20 and November 20, to the person in whose name a note is registered at the close of business on May 5 or November 5 that precedes the date on which interest on the notes will be paid. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
Re-opening of the Notes
We may from time to time, with respect to each series of notes, without the consent of the holders of such series of notes, create and issue further notes of such series having the same terms and conditions in all respects as the notes of such series being offered hereby, except for the issue date, the issue price and, in some cases, the date of the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the applicable series of notes being offered hereby; provided that, if such additional notes are not fungible with the notes issued in this offering for U.S. federal income tax purposes, the additional notes will have a separate CUSIP, ISIN, or other identifying number.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured obligations, including all of our other unsubordinated notes issued under the indenture, from time to time outstanding.

The indenture provides for the issuance from time to time of senior unsecured indebtedness by us in an unlimited amount. At March 31, 2026, we had approximately $21.1 billion of indebtedness outstanding that would rank equally in right of payment with the notes.
Certain Covenants
The following restrictive covenants will apply to the notes. See “— Certain Definitions” below for the definitions of certain of the defined terms used herein.
Limitations on Liens
Other than as provided under the heading “— Exempted Liens and Sale and Leaseback Transactions,” we will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the notes will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:
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Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

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Any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

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Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary; provided, that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction;

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Any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

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Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

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Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

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Carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, landlords’ and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien if reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles have been made therefor;

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Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

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Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

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Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted pursuant to the second or third bullets under the covenant “— Limitations on Sale and Leaseback Transactions” set forth below;

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Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

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Liens arising solely by virtue of any bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

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Easements, right-of-way restrictions and other similar encumbrances incurred in the ordinary course of our business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary course of our and our Subsidiaries’ business;

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Leases, licenses, subleases or sublicenses of assets (including with respect to real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; and

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Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

Limitations on Sale and Leaseback Transactions
Other than as provided under the heading “— Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
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the lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

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we or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the covenant described under the heading “— Limitations on Liens” above, to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the debt securities; or

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we or any of our Restricted Subsidiaries, during the 360 days following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the transaction to (x) the voluntary retirement of the debt securities or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the debt securities under the indenture and (ii) has a stated maturity which is either more than 12 months from the date of such application or which is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of such application or (y) the purchase, construction or development of a Restricted Property.

Exempted Liens and Sale and Leaseback Transactions
Notwithstanding the restrictions described under the headings “— Limitations on Liens” or “— Limitations on Sale and Leaseback Transactions,” we or any Restricted Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described under such headings, if the sum of the following does not exceed 20% of Consolidated Net Tangible Assets:
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the outstanding Indebtedness secured by such Liens (not including any Liens permitted under the heading “— Limitations on Liens” which amount does not include any Liens permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions”); plus

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all Attributable Debt in respect of such Sale and Leaseback Transactions entered into (not including and Sale and Leaseback Transactions permitted under the heading “— Limitations on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions”), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Restricted Subsidiary of ours.

Certain Definitions
Set forth below are certain of the defined terms used in the indenture.
“Attributable Debt” means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.
“Debt” means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date of which the Debt is to be determined.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.
“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.
“Restricted Property” means, as to any particular series of notes, any manufacturing facility or plant owned, or leased, by the Company or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Tangible Net Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of the Company’s business and its Subsidiaries, taken as a whole.
“Restricted Subsidiary” means a Subsidiary (i) which is a “significant subsidiary” as defined in Rule  1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.
“United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
Merger, Consolidation and Sale
The indenture generally provides that we may not consolidate with or merge into, or sell, transfer or convey, including by lease, all or substantially all of our assets to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation or entity organized under the laws of the United States and (B) if other than us, it assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture, and all conditions precedent thereto have been satisfied.
Optional Redemption
Prior to the applicable Par Call Date, the Company may redeem the notes at its option. The notes will be redeemable as a whole or in part at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points in the case of the 2028 notes, 10 basis points in the case of the 2029 notes, 10 basis points in the case of the 2031 notes and 10 basis points in the case of the 2034 notes, less (b) interest accrued to the date of redemption; and
(ii)   100% of the principal amount of the notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to the redemption date.
The 2028 notes are not subject to redemption at par prior to maturity and are only redeemable pursuant to the optional redemption described above. At any time on or after (i) April 20, 2029 (one month prior to the maturity of the 2029 notes) (the “2029 notes par call date”) with respect to the 2029 notes, (ii) April 20, 2031 (one month prior to the maturity of the 2031 notes) (the “2031 notes par call date”) with respect to the 2031 notes and (iii) March 20, 2034 (two months prior to the maturity of the 2034 notes) (the “2034 notes par call date” and, together with the 2029 notes par call date and the 2031 notes par call date, each a “Par Call Date”) with respect to the 2034 notes; we may redeem the 2029 notes, the 2031 notes and the 2034 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Change of Control
If a Change of Control Triggering Event occurs, except with respect to any notes for which we have exercised our option to redeem the notes of such series in full, as described under the heading “— Optional Redemption” above, each holder of the notes will have the right to require us to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

We will be required to send, or cause the trustee to send on our behalf and at our sole expense, a notice to each holder of the notes (except holders of the notes of any series which is not subject to the Change of Control Offer, as described above) by first class mail or in accordance with applicable depositary procedures, with a copy to the trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
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accept for payment all properly tendered notes or portions of notes not validly withdrawn;

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no later than 11:00 a.m. New York City time, deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

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deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers’ certificate stating, among other things, the aggregate principal amount of repurchased notes.

We will not be required to make a Change of Control Offer with respect to a series of notes upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer with respect to such series in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all such notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase the notes of a particular series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture with respect to such series of notes.
If holders of not less than 90% in aggregate principal amount of the outstanding notes of any series validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making such an offer in lieu of us as described above, purchases all of such notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 30 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the Second Change of Control Payment Date.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of any series of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of any such series of notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of any such series of notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.
Accordingly, the ability of a holder of notes to require us to repurchase the notes of that series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.
For purposes of the foregoing discussion, the following definitions apply:

“Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.
“Change of Control” means the occurrence of any of the following:
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the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

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the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

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we consolidate, or merge with or into any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

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the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the first three bullets above, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event. Notwithstanding anything herein to the contrary, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating).
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us in accordance with the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agencies” means:
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each of Moody’s and S&P; and

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if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization”

within the meaning of Section 3(a)(62) of the Exchange Act that is selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating Event” means, with respect to a series of notes, the rating of such notes is lowered below Investment Grade by each of the Rating Agencies then providing a rating for such notes on any date during the period commencing on the date of public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates such notes below Investment Grade or (y) publicly announces that it is no longer considering such notes for possible downgrade).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Events of Default
An “Event of Default” under the indenture in respect of any series of notes is:
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default for 30 days in payment of interest on the notes of such series;

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default in payment of principal or any premium on the notes of such series;

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failure by us for 90 days after notice to us to comply with any of our other agreements in the applicable indenture for the benefit of holders of the notes of such series; and

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certain events of bankruptcy, insolvency or reorganization.

With respect to each series of notes, if an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes of such series may declare the notes of such series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding notes of such series. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest on the outstanding notes will automatically become immediately due and payable without any further action or declaration on the part of the Trustee or any holder. In addition, an Event of Default applicable to a series of notes that causes the notes of such series to be accelerated may give rise to a cross-default under our existing and future borrowing arrangements.
With respect to each series of notes, no holder of the notes of such series may pursue any remedy against us under the indenture (other than with respect to the right to receive payment of principal (and premium, if any) or interest, if any) unless such holder previously shall have given to the trustee written notice of default and unless the holders of at least 25% in principal amount of the notes of such series shall have requested the trustee to pursue the remedy and shall have offered the trustee indemnity or security satisfactory to it, the trustee shall not have complied with the request within 60 days of receipt of the request and the offer of indemnity or security, and the trustee shall not have received direction inconsistent with the request during such 60-day period from the holders of a majority in principal amount of the notes of such series.
Holders of the notes of any series may not enforce the indenture or the notes of such series except as provided in the indenture. The trustee may refuse to enforce the indenture or the notes of such series unless it receives indemnity or security satisfactory to it from us or, under certain circumstances, the holders of the notes of such series seeking to direct the trustee to take certain actions under the indenture against any loss, liability or expense. Subject to certain limitations, holders of a majority in principal amount of the notes of a particular series may direct the trustee, in writing, in its exercise of any trust or power under the indenture in respect of the notes of such series. The indenture provides that the trustee will give to the holders of the notes of any series notice of all defaults actually known to it, within 90 days after the occurrence of any default with respect to the notes of such series, unless the default shall have been cured or waived. The trustee may withhold from holders of the notes notice of any continuing default (except a default in payment of principal or interest) if a responsible officer of the trustee determines in good faith that withholding such notice is in the interests of such holders. We are required annually to certify to the trustee in writing as to the compliance by us with all conditions and any covenants under the indenture and the absence of a default thereunder, or as to any such default that existed.
Our directors, officers, employees and stockholders, as such, shall not have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a note, each holder of such note waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the notes.
Satisfaction, Discharge and Defeasance
The indenture provides that we may, subject to certain conditions described below, discharge certain obligations to holders of notes of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of notes in respect of principal (and premium, if any) and interest to the date of such deposit (if such series of notes have become due and payable) or to the stated maturity and redemption date, as the case may be.
With respect to each series of notes, the indenture provides that we may elect either:
•
to defease and be discharged from all of our obligations with respect to the notes of such series (this is known as “defeasance”); or

•
to be released from our obligations with respect to the notes of such series under the restrictions described under the heading “— Certain Covenants” or our obligations under any other covenant, and any omission to comply with such obligations will not constitute an event of default with respect to the notes of such series (this is known as “covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which the notes of such series are payable at stated maturity, or government obligations, or both, applicable to the notes of such series that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent certified public accountants to pay the principal of (and premium, if any) and interest on the notes of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.
Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such series of notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.
Book-Entry; Delivery and Form of Notes
For each series of notes, the certificates representing the notes of such series will be issued in the form of one or more fully registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Description of Debt Securities — Global Securities” in the accompanying prospectus.

Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.
The information in this section concerning DTC, DTC’s book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Neither we nor the Trustee will be liable or responsible for DTC, Euroclear or Clearstream.
Same-Day Funds Settlement and Payment
Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.
Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing houses or next-day funds. In contrast, the notes will trade in DTC’s Same-Day Funds Settlement System until maturity, or earlier redemption or repayment, or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Governing Law
The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee
Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee will act as trustee under the indenture. Wells Fargo Bank, National Association is a co-syndication agent and a lender to us under our existing revolving credit facility. Wells Fargo Bank, National Association and its affiliates also provide from time to time other services to us in the ordinary course of business.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of certain U.S. federal income tax considerations applicable to the ownership and sale or other disposition of the notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. federal income tax regulations (the “U.S. Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis in a manner that could adversely affect a holder of the notes. This summary is limited to the U.S. federal income tax consequences with respect to notes that were purchased by an initial holder at their original issue price for cash and that are held as capital assets (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations (including private foundations), U.S. Holders that have a functional currency other than the U.S. dollar, or persons who hold the notes as part of a straddle, hedge, conversion or other integrated financial transaction for U.S. federal income tax purposes). In addition, this summary does not address U.S. federal alternative minimum, Medicare, estate and gift tax consequences, special tax accounting rules under Section 451 of the Code or consequences under the tax laws of any state, local or non-U.S. jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.
This summary is for general information purposes only and is not intended to constitute a complete description of all tax consequences for holders relating to ownership and disposition of the notes.
EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity treated as a corporation) that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, (A) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
A “Non-U.S. Holder” is a beneficial owner of the notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns the notes, the tax treatment of a partner in such partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns the notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
The discussion below assumes that each series of notes is not issued at a discount to their principal amount by more than a de minimis amount, as determined under U.S. Treasury Regulations, and therefore is not issued with original issue discount for U.S. federal income tax purposes.
Certain Additional Payments
There are circumstances in which we might be required to make payments on a note that would increase the yield of the note, for instance, as described above under the heading “Description of the Notes — Change of Control.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Our position is binding on a U.S. Holder, unless it discloses in the proper manner to the IRS that it is taking a different position; however our position is not binding on the IRS. If the IRS were to take a contrary position, a U.S. Holder may be required to accrue interest income based upon a “comparable yield” (as defined in the U.S. Treasury Regulations) determined at the time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as ordinary interest income rather than as capital gain. U.S. Holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Tax Consequences to U.S. Holders
Payments of Stated Interest.   Stated interest on the notes will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement or Other Taxable Disposition of a Note.   Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations.
Backup Withholding and Information Reporting.   Information returns are required to be filed with the IRS in connection with payments of principal and interest on, or the proceeds of the sale or other taxable disposition (including a retirement or redemption) of, a note. A U.S. Holder may also be subject to backup withholding on these payments in respect of a note unless the U.S. Holder provides its taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules or the U.S. Holder provides proof of an applicable exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is correctly and timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
Interest.   Subject to the discussions below concerning FATCA (as defined below), generally no U.S. federal withholding tax will apply to a payment of interest on a note to a Non-U.S. Holder, provided that:
(i)
such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(ii)
such Non-U.S. Holder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

(iii)
either (A) such Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN, in the case of individuals, or IRS Form W-8BEN-E, in the case of entities (or appropriate substitute form), under penalties of perjury, that it is not a U.S. person, (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent (or other withholding agent) with a copy thereof or (C) the

Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable U.S. Treasury Regulations) and certain conditions are satisfied; and
(iv)
we or our paying agent (or other withholding agent) do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

In addition, payments of interest on the notes made to a Non-U.S. Holder will not be subject to U.S. federal withholding tax if the income is effectively connected with such Non-U.S. Holder’s trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base) and such Non-U.S. Holder provides us or our paying agent (or other withholding agent) an IRS Form W-8ECI (or other applicable form).
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If the above criteria are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate or a complete exemption as a result of an applicable tax treaty, provided certain certification requirements are met).
If interest on the notes is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if required under an applicable tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder, the Non-U.S. Holder, although exempt from U.S. federal withholding tax as provided above, generally will be subject to U.S. federal income tax at regular applicable rates on the receipt or accrual of such interest on a net income basis when received or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits (which will take into account any interest on the notes) for the taxable year, subject to adjustments. Such Non-U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences to them of the acquisition, ownership and disposition of the notes as well as the application of state, local and non-U.S. income and other tax laws.
Sale, Exchange, Retirement or Other Taxable Disposition of a Note.   Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note (other than any amount attributable to accrued but unpaid interest, which will be taxable in the manner described above under the heading “Tax Consequences to Non-U.S. Holders — Interest”).
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note, unless:
(i)
such gain is effectively connected with the conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, such gain is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder); or

(ii)
in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, retirement, or other taxable disposition occurs and certain other conditions are met.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the Non-U.S. Holder were a resident of the United States, and, in the case of a corporation, may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits (which will take into account any gain on the notes) for the taxable year, subject to adjustments. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the taxable year of sale, exchange, retirement, or other taxable disposition of the notes will be subject to a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from such sale or other taxable disposition, which may be offset by certain U.S.-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Any gain recognized with respect to accrued and unpaid interest upon the disposition of a note by the Non-U.S. Holder would be taxed as described above under the heading “Tax Consequences to Non-U.S. Holders — Interest.”
Backup Withholding and Information Reporting.   A Non-U.S. Holder may be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid information reporting and backup withholding tax with respect to payments of principal and interest on, or the proceeds of the sale or other taxable disposition (including a retirement or redemption) of, a note. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN, in the case of individuals, or IRS Form W-8BEN-E, in the case of entities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is correctly and timely furnished to the IRS. In addition, we must report annually to the IRS and to each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder regardless of whether any tax was actually withheld. We may also be required to report the proceeds of a disposition to the IRS unless a Non-U.S. Holder properly establishes an exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
FATCA
Under provisions commonly referred to as “FATCA,” withholding at a rate of 30% will generally be required in certain circumstances on interest payable on the notes and gross proceeds from the disposition of the notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption from these requirements. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on and gross proceeds from the disposition of the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or our paying agent (or other withholding agent) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. However, proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition of a note. Prospective investors should consult their own tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING
We and the underwriters for the offering named below, for whom Barclays Capital Inc., BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.
Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes
Barclays Capital Inc.	$75,000,000	$150,000,000	$150,000,000	$75,000,000
BofA Securities, Inc.	75,000,000	150,000,000	150,000,000	75,000,000
Citigroup Global Markets Inc.	75,000,000	150,000,000	150,000,000	75,000,000
Goldman Sachs & Co. LLC	26,750,000	53,500,000	53,500,000	26,750,000
HSBC Securities (USA) Inc.	26,750,000	53,500,000	53,500,000	26,750,000
J.P. Morgan Securities LLC	26,750,000	53,500,000	53,500,000	26,750,000
Mizuho Securities USA LLC	26,750,000	53,500,000	53,500,000	26,750,000
Morgan Stanley & Co. LLC	26,750,000	53,500,000	53,500,000	26,750,000
RBC Capital Markets, LLC	26,750,000	53,500,000	53,500,000	26,750,000
SG Americas Securities, LLC	26,750,000	53,500,000	53,500,000	26,750,000
TD Securities (USA) LLC	26,750,000	53,500,000	53,500,000	26,750,000
U.S. Bancorp Investments, Inc.	26,750,000	53,500,000	53,500,000	26,750,000
Wells Fargo Securities, LLC	26,750,000	53,500,000	53,500,000	26,750,000
Blaylock Van, LLC	1,500,000	3,000,000	3,000,000	1,500,000
CastleOak Securities, L.P.	1,500,000	3,000,000	3,000,000	1,500,000
Independence Point Securities LLC	1,500,000	3,000,000	3,000,000	1,500,000
Samuel A. Ramirez & Company, Inc.	1,500,000	3,000,000	3,000,000	1,500,000
Siebert Williams Shank & Co., LLC	1,500,000	3,000,000	3,000,000	1,500,000
Total	$500,000,000	$1,000,000,000	$1,000,000,000	$500,000,000
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions.
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.100%, 0.150%, 0.200% and 0.270%, respectively, of the principal amount of the 2028 notes, the 2029 notes, the 2031 notes and the 2034 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.100%, 0.100%, 0.150% and 0.150%, respectively, of the principal amount of the 2028 notes, the 2029 notes, the 2031 notes and the 2034 notes. If all the notes are not sold at the initial offering prices, the representatives may change the offering prices and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows, for each series of notes, the underwriting discount per note (expressed as a percentage of the principal amount of each note) and the total underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

	2028 Notes	2029 Notes	2031 Notes	2034 Notes
Per Note	0.200%	0.250%	0.350%	0.420%
Total	$1,000,000	$2,500,000	$3,500,000	$2,100,000
We estimate that the expenses of the offering payable by us, excluding underwriting discounts, will be approximately $5.7 million. The underwriters may reimburse us for certain of these expenses.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The notes are new issues of securities with no established trading markets. We have been advised by the underwriters that the underwriters intend to make markets in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.
It is expected that delivery of the notes will be made against payment therefor on or about May 20, 2026, which is the fourth business day following the date of the pricing of the notes (T+4). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on or after the date of pricing but prior to the closing date may be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
In connection with the offering of the notes, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes of the applicable series than they are required to purchase in the offering of such notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering of the notes is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for purposes of the UK Prospectus Regulation or the FSMA. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong

Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the “solicitation targeting QIIs”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL, and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
1.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

2.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (in the case of an accredited investor) Regulation 3 of the Securities and Futures (Class of Investors) Regulations 2018; or

3.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities- based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person as defined in Section 275(2), or to any person arising from an offer referred to (in the case of that corporation only) in Section 275(1A) (in the case of that trust only) or Section 276(4)(c)(ii) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; as specified in Section 276(7) of the SFA or as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018. Singapore SFA Product Classification - In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
South Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.
France
Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorite des Marches Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorite des Marches Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monetaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Switzerland. For these purposes, a retail investor means a person who is a retail client as defined in Article 4 of the FinSA. Consequently, no key information document required by the PRIIPS Regulation (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes and therefore, any notes with a derivative character within the meaning of article 86 (2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the underwriters for this offering are also lenders under our existing revolving credit facility and serve in various agency or other capacities under such facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Sidley Austin LLP, New York, New York will pass upon the validity of the notes offered hereby for Gilead Sciences, Inc. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Gilead Sciences, Inc. appearing in Gilead Sciences, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Gilead Sciences, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Gilead Sciences, Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Gilead Sciences, Inc., from time to time, may offer, issue and sell (i) senior debt securities which may be convertible or non-convertible, (ii) common stock, (iii) preferred stock, (iv) depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, (v) warrants to purchase debt securities, preferred stock or common stock, (vi) subscription rights to purchase debt securities, preferred stock or common stock, (vii) stock purchase contracts obligating holders to purchase from or sell to us common stock or preferred stock at a future date or dates and (viii) stock purchase units, each consisting of a stock purchase contract and any combination of debt securities or debt obligations of third parties, including U.S. Treasury securities, which would secure the holder’s obligation to purchase from or to sell to us, as the case may be, preferred stock or common stock under the stock purchase contract.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “GILD.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, except as otherwise indicated, “Gilead,” the “Company,” “we,” “our,” and “us” and similar terms refer to Gilead Sciences, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. These reports, proxy statements and other information can also be read on our internet site at http://gilead.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on February 22, 2023);

•
Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 23, 2023);

•
Quarterly Reports on Form 10-Q (filed with the SEC on May 3, 2023 and August 4, 2023);

•
Current Reports on Form 8-K (filed with the SEC on February 6, 2023 and May 5, 2023); and

•
the description of our common stock which is contained in the Registration Statement on Form 8-A filed December 16, 1991, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.9 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on February 25, 2020).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report, performance graph and the certifications of our chief executive officer and chief financial officer required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (included in or accompanying our latest Annual Report on Form 10-K incorporated by reference herein) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404, Telephone: (650) 574-3000.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “hope,” “intend,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” “could,” “should,” “might,” “forecast” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements other than statements of historical fact are forward-looking statements, including statements regarding overall trends; operating cost and revenue trends; liquidity and capital needs; plans and expectations with respect to products, product candidates, corporate strategy, business and operations, financial projections and the use of capital; collaboration and licensing arrangements; patent protection and estimated loss of exclusivity for our products and product candidates; ongoing litigation and investigation matters; and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions. We have based these forward-looking statements on our current expectations about future events. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those identified below under “Risk Factors” on page 3 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 (as such risk factors may be updated from time to time in our public filings). Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof unless otherwise specified. Except as required under federal securities laws and the rules and regulations of the SEC, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.
GILEAD SCIENCES, INC.
We are a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. We are committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. We operate in more than 35 countries worldwide, with headquarters in Foster City, California.
Our portfolio of marketed products includes AmBisome®, Atripla®, Biktarvy®, Cayston®, Complera®, Descovy®, Descovy for PrEP®, Emtriva®, Epclusa®, Eviplera®, Genvoya®, Harvoni®, Hepcludex®, Hepsera®, Jyseleca®, Letairis®, Odefsey®, Ranexa®, Sovaldi®, Stribild®, Sunlenca®, Tecartus®, Trodelvy®, Truvada®, Truvada for PrEP®, Tybost®, Veklury®, Vemlidy®, Viread®, Vosevi®, Yescarta® and Zydelig®. The approval status of Hepcludex and Jyseleca vary worldwide, and Hepcludex and Jyseleca are not approved in the U.S. We also sell and distribute authorized generic versions of Epclusa and Harvoni in the U.S. through our separate subsidiary, Asegua Therapeutics, LLC. In addition, we sell and distribute certain products through our corporate partners under collaborative agreements.
Our principal executive offices are located at 333 Lakeside Drive, Foster City, California 94404. The telephone number of our principal executive offices is (650) 574-3000.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are incorporated herein by reference (as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act), and the risk factors described in any applicable prospectus supplement before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” included elsewhere in this prospectus.
USE OF PROCEEDS
Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities under an indenture, dated March 30, 2011, between us and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, which we refer to as the “base indenture.” As used in this prospectus, “debt securities” means our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we issue and the trustee authenticates and delivers under the base indenture. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.
Debt securities will be issued under the base indenture in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by our board of directors or a duly authorized committee thereof. The base indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. In this prospectus, we refer to the base indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) as the “indenture.” The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.
The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the base indenture and the supplemental indenture or board resolution (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.
General
The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively our obligations and not those of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.
The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:
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the title of the debt securities;

•
the price at which the debt securities will be issued (including any issue discount);

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any limit on the aggregate principal amount of the debt securities;

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the date or dates (or manner of determining the same) on which the debt securities will mature;

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the rate or rates (which may be fixed or variable) per annum (or the method or methods by which such rate or rates will be determined) at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

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the date or dates on which such interest will be payable and the record dates for such interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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if the trustee in respect of the debt securities is other than Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association (or any successor thereto), the identity of the trustee;

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any mandatory or optional sinking fund or purchase fund or analogous provision;

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whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary;

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any provisions relating to the date after which, the circumstances under which, and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or of the holder thereof and certain other terms and provisions of such optional or mandatory redemption;

•
if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

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if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities are to be made in a currency other than United States dollars or the amounts of such payments are to be determined with reference to an index based on a currency or currencies other than that in which the debt securities are denominated, the currency or currencies (including composite currencies) or the manner in which such amounts are to be determined, respectively;

•
if other than, or in addition to, the events of default described in the base indenture, the events of default with respect to the debt securities of that series;

•
any provisions relating to the conversion of debt securities into debt securities of another series or shares of our capital stock or any other equity securities or property;

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any provisions restricting defeasance of the debt securities;

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any covenants or other restrictions on our operations;

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conditions to any merger or consolidation; and

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any other terms of the debt securities. (Section 3.1)

Unless otherwise indicated in a prospectus supplement in respect of which this prospectus is being delivered, principal of, premium, if any, and interest, if any, on the debt securities (other than debt securities issued as global securities) will be payable, and the debt securities (other than debt securities issued as global securities) will be exchangeable and transfers thereof will be registrable, at the office of the trustee with respect to such series of debt securities and at any other office maintained at that time by us for such purpose, provided that, at our option, payment of interest may be made by check mailed to the address of the holder as it appears in the register of the debt securities. (Section 3.4)
Unless otherwise indicated in a prospectus supplement relating thereto, the debt securities will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. (Section 3.2) For certain information about debt securities issued in global form, see “— Global Securities” below. No service charge shall be made for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. (Section 3.6)
Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the prospectus supplement in respect of which this prospectus is being delivered, if applicable.
Debt securities may be issued, from time to time, with the principal amount payable on the applicable principal payment date, or the amount of interest payable on the applicable interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In such cases, holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information, if any, as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or the factors to which the amount payable on such date is linked and certain additional tax considerations applicable to the debt securities will be set forth in a prospectus supplement in respect of which this prospectus is being delivered.
The indenture provides that the trustee and the paying agent shall promptly pay to us, upon request, any money held by them for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. In the event the trustee or the paying agent returns money to us following such two-year period, the holders of the debt securities thereafter shall be entitled to payment only from us, subject to all applicable escheat, abandoned property and similar laws. (Section 11.7)
The base indenture does not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur. Unless otherwise specified in the resolutions or in any supplemental indenture establishing the terms of the debt securities, the terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other similar transaction involving us that may adversely affect the holders of the debt securities. Debt securities of any particular series need not be issued at the same time and, unless otherwise provided, a series may be re-opened, without the consent of the holders of such debt securities, for issuances of additional debt securities of that series, unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the debt securities. (Section 3.1)
Certain Covenants
The following restrictive covenants will apply to each series of debt securities issued under the indenture, unless otherwise specified in any supplemental indenture or resolution establishing the terms of the debt securities of any series. See “— Certain Definitions” below for the definitions of certain of the defined terms used herein.
Limitations on Liens
Other than as provided under “— Exempted Liens and Sale and Leaseback Transactions,” we will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the debt securities will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

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Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

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any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

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Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary; provided, that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction;

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any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

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Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

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Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

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carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, landlords’ and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien if reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles have been made therefor;

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Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

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Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

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Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted pursuant to the second or third bullets under the covenant “— Limitations on Sale and Leaseback Transactions” set forth below;

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Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

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Liens arising solely by virtue of any banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

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easements, right-of-way restrictions and other similar encumbrances incurred in the ordinary course of our business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary course of our and our Subsidiaries’ business; and

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any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs). (Section 5.2)
Limitations on Sale and Leaseback Transactions
Other than as provided under “— Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
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the lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

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we or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the covenant described under “— Limitations on Liens” above, to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the debt securities; or

•
we or any of our Restricted Subsidiaries, during the six months following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the transaction to the voluntary retirement of the debt securities or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the debt securities under the indenture and (ii) has a stated maturity which is either more than 12 months from the date of such application or which is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of such application. (Section 5.3)

Exempted Liens and Sale and Leaseback Transactions
Notwithstanding the restrictions described under the headings “— Limitations on Liens” or “— Limitations on Sale and Leaseback Transactions,” we or any Restricted Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described under such headings, if the sum of the following does not exceed 15% of Consolidated Net Tangible Assets:
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the outstanding Indebtedness secured by such Liens (not including any Liens permitted under “— Limitations on Liens” which amount does not include any Liens permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions”); plus

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all Attributable Debt in respect of such Sale and Leaseback Transactions entered into (not including and Sale and Leaseback Transactions permitted under “— Limitations on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions”),

measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Restricted Subsidiary of ours. (Section 5.4)
Certain Definitions
Set forth below are certain of the defined terms used in the indenture.
“Attributable Debt” means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.
“Debt” means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date of which the Debt is to be determined.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.
“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.
“Restricted Property” means, as to any particular series of notes, any manufacturing facility or plant owned, or leased, by the Company or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Tangible Net Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of the Company’s business and its Subsidiaries, taken as a whole.
“Restricted Subsidiary” means a Subsidiary (i) which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.
“United States” means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
Merger, Consolidation and Sale
The indenture generally provides that we may not consolidate with or merge into, or sell, transfer or convey, including by lease, all or substantially all of our assets to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation or entity organized under the laws of the United States and (B) if other than us, it assumes by a supplemental indenture all our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture. (Section 6.1)
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.
Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as “DTC,” will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.
Amendment, Supplement and Waiver
Subject to certain exceptions, the indenture or the debt securities of any series may be amended or supplemented with the written consent of the holders of not less than a majority in principal amount of the then outstanding debt securities of the affected series; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security of such series affected thereby:
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reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest on any debt security of such series;

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reduce the principal of or extend the fixed maturity of any debt security of such series;

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reduce the portion of the principal amount of a discounted security of such series payable upon acceleration of its maturity;

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impair the right to sue for the enforcement of payment at the maturity of the debt security; or

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make any debt security of such series payable in money other than that stated in such debt security. (Section 12.2)

Any past default or failure to comply with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of the affected series, except a default in payment of principal or interest or in respect of other provisions requiring the consent of the holder of each such debt security of that series in order to amend. Without the consent of any holder of debt securities of such series, we and the trustee may amend or supplement the indenture or the debt securities without notice to, among others:
•
cure any ambiguity, omission, defect or inconsistency;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to comply with the provisions of the indenture concerning mergers, consolidations and transfers of all or substantially all of our assets;

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to appoint a trustee other than Wells Fargo Bank, National Association (or any successor thereto) as trustee in respect of one or more series of debt securities;

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to add, change or eliminate provisions of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939; or

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to make any change that does not materially adversely affect the rights of any holder of that series of debt securities. (Section 12.1)

Whenever we request the trustee to take any action under the indenture, including a request to amend or supplement the applicable indenture without the consent of any holder of debt securities, we are required to furnish the trustee with an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the action have been complied with. Without the consent of any holder of debt securities, the trustee may waive compliance with any provisions of the indenture or the debt securities if the waiver does not materially adversely affect the rights of any such holder.
Default and Remedies
An “Event of Default” under the indenture in respect of any series of debt securities is:
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default for 30 days in payment of interest on the debt securities of that series;

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default in payment of principal, or any premium on the debt securities of that series;

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default for 30 days in the payment of any sinking fund installment on the debt securities of that series;

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failure by us for 90 days after notice to us to comply with any of our other agreements in the applicable indenture for the benefit of holders of debt securities of that series;

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certain events of bankruptcy, insolvency or reorganization; and

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any other event of default specifically provided for by the terms of such series, as described in the related prospectus supplement. (Section 7.1)

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the debt securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding debt securities of the affected series. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest on the outstanding debt securities of the affected series will automatically become immediately due and payable. In addition, an Event of Default applicable to a particular series of debt securities that causes the one or more series to be accelerated may give rise to a cross-default under our existing and future borrowing arrangements. (Section 7.2)
No holder of debt securities may pursue any remedy against us under the indenture (other than with respect to the right to receive payment of principal (and premium, if any) or interest, if any) unless such holder previously shall have given to the trustee written notice of default and unless the holders of at least 25% in principal amount of the debt securities of the affected series shall have requested the trustee to pursue the remedy and shall have offered the trustee indemnity or security satisfactory to it, the trustee shall not have complied with the request within 60 days of receipt of the request and the offer of indemnity or security, and the trustee shall not have received direction inconsistent with the request during such 60-day period from the holders of a majority in principal amount of the debt securities of the affected series. (Section 7.5)
Holders of debt securities may not enforce the indenture or the debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the debt securities unless it receives indemnity or security satisfactory to it from us or, under certain circumstances, the holders of debt securities seeking to direct the trustee to take certain actions under the indenture against any loss, liability or expense. Subject to certain limitations, holders of a majority in principal amount of the debt securities of any series may direct the trustee in writing in its exercise of any trust or power under the indenture in respect of that series. The indenture provides that the trustee will give to the holders of debt securities of any particular series notice of all defaults actually known to it, within 90 days after the occurrence of any default with respect to such debt securities, unless the default shall have been cured or waived. The trustee may withhold from holders of debt securities notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding such notice is in the interests of such holders. We are required annually to certify to the trustee in writing as to the compliance by us with all conditions and any covenants under the indenture and the absence of a default thereunder, or as to any such default that existed. (Section 10.3)
Our directors, officers, employees and stockholders, as such, shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a debt security, each holder of such debt security waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the debt securities. (Section 15.1)
Satisfaction, Discharge and Defeasance
The indenture provides, unless such provision is made inapplicable to the debt securities of any series issued pursuant to the indenture, that we may, subject to certain conditions described below, discharge certain obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity and redemption date, as the case may be.
The indenture provides that we may elect either:
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to defease and be discharged from all of our obligations with respect to the debt securities of a series (this is known as “defeasance”); or

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to be released from our obligations with respect to the debt securities of a series under the restrictions described under “— Certain Covenants” or, if provided pursuant to the indenture, our obligations under any other covenant, and any omission to comply with such obligations will not constitute an event of default with respect to those debt securities (this is known as “covenant defeasance”);

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which those debt securities are payable at stated maturity, or government obligations, or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent certified public accountants to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.
Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. (Section 11.3)
Governing Law
The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.
Trustee
Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, will act as trustee under the indenture. Wells Fargo Bank, National Association is a documentation agent and a lender to us under our senior credit facility, and also provides from time to time other services to us in the ordinary course of business.
Additional Information
The indenture is an exhibit to the registration statement of which this prospectus is a part. Any person who receives this prospectus may obtain a copy of such indenture without charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK
General
This section summarizes the general terms of our capital stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation (“certificate”) and our amended and restated bylaws (“bylaws”), each of which has been publicly filed with the SEC and has been incorporated in this prospectus by reference. See “Where You Can Find More Information” for information on how to obtain copies.
Authorized Capital Stock
Our authorized capital stock consists of 5,600,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value per share. We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, our common stock, which is listed on the Nasdaq Global Select Market under the symbol “GILD.”
Common Stock
Voting rights.   The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. A majority of the votes cast is required for stockholders to elect directors (except that directors are elected by a plurality of the votes cast in a contested director election). All other matters put to a stockholder vote generally require the approval of a majority of the shares entitled to vote on the matter and present in person or represented by proxy, except for certain matters for which our certificate and bylaws require the approval of a majority of the voting power of the outstanding shares entitled to vote on the matter and except as otherwise required by law. Stockholders do not have cumulative voting rights.
Dividends.   The holders of our common stock have the right to receive dividends if they are declared by our board of directors and there are sufficient funds to legally pay dividends, subject to the rights of the holders of any outstanding preferred stock to receive preferential dividends.
Liquidation.   Upon our liquidation, holders of our common stock would share ratably in any assets available for distribution to stockholders after payment of all of our obligations and the aggregate liquidation preference (including accrued and unpaid dividends) of any outstanding preferred stock.
Preemptive, subscription and conversion rights.   Our common stock is not redeemable and has no preemptive, subscription or conversion rights.
Transfer agent.   The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and fix the rights, preferences, privileges and restrictions of such preferred stock, including:
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dividend rights;

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dividend rate;

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conversion rights;

•
voting rights;

•
rights and terms of redemption;

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redemption price or prices;

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the liquidation preferences of any wholly unissued series of preferred stock; and

•
the number of shares constituting any series or the designation of such series.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock.
Anti-Takeover Provisions
Some provisions of our certificate, bylaws and Delaware law may have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Our certificate and bylaws provide that:
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the board of directors is authorized to issue preferred stock without stockholder approval;

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the board of directors is expressly authorized to make, alter or repeal any provision of our bylaws;

•
stockholders may not cumulate votes in the election of directors;

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special meetings of the stockholders may be called by the stockholders only upon the written request of one or more stockholders of record that own, or who are acting on behalf of persons who own, shares representing 15% or more of the voting power of the then outstanding shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting, and otherwise in accordance with the certificate and bylaws;

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stockholders must satisfy advance notice procedures to submit proposals or nominate directors for consideration at a stockholders’ meeting;

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a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of (i) 20% of the board of directors (rounded down to the nearest whole number) or (ii) two directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws and subject to the other terms and conditions set forth in our bylaws;

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action by stockholders by written consent may be taken only upon written request that a record date be fixed for such purpose by one or more stockholders of record that own shares representing 20% or more of the then outstanding shares of common stock, and otherwise in accordance with the certificate and bylaws; and

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we will indemnify officers and directors against losses that they may incur as a result of investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, with some exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders.
Exclusive Forum
Our certificate provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Gilead or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, or our certificate or our bylaws; or (iv) any action asserting a claim against us or any of our directors, officers, employees or agents governed by the internal affairs doctrine; provided, however, that in the event the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Our certificate also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase debt securities, preferred stock or common stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of debt securities, preferred stock or common stock upon the exercise of the subscription rights;

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the number of subscription rights issued to each shareholder;

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the number and terms of the shares of debt securities, preferred stock or common stock which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, please see the section entitled “Where You Can Find More Information.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock or shares of preferred stock at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:
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debt securities, or

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debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral arrangements relating thereto.
PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters or dealers for resale to the public or to institutional investors;

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directly to institutional investors;

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directly to a limited number of purchasers or to a single purchaser;

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through agents to the public or to institutional investors; or

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through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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the offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the net proceeds to be received by us from the sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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privately negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. Any common stock sold will be listed on the Nasdaq Global Select Market, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The consolidated financial statements of Gilead Sciences, Inc. appearing in Gilead Sciences, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Gilead Sciences, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.